Annual Report

Cover Page

Name of issuer:

smartQED, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/13/2016

Physical address of issuer:

421 37th Ave
San Mateo CA 94403

Website of issuer:

http://www.smartqed.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$7,683.00	$3,096.00
Cash & Cash Equivalents:	$7,683.00	$3,096.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$5,752.00	$357.40
Long-term Debt:	$335,244.00	$200,135.00
Revenues/Sales:	$0.00	$15,000.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($151,015.00)	($114,958.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

smartQED, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☑ Yes ☐ No

Reason for failure to comply:

It does not appear that a 2018 report was filed.

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Julie Basu	Technology Business Executive	smartQED, Inc.	2016
Rishi Mukhopadhyay	Technology Operations & Business Development	smartQED, Inc.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Julie Basu	CEO	2016
Julie Basu	Head of R&D	2016
Rishi Mukhopadhyay	COO	2016
Rishi Mukhopadhyay	Head of Product	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Rishi Mukhopadhyay	2000000.0 Common Stock	20.14
Julie Basu	6000000.0 Common Stock	60.41

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is an early stage company incorporated on April 13, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, and competition. The Company believes that the estimates prepared by them for capital needs for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

Although a team of experienced entrepreneurs leads the company, none of them have ever been involved in bringing an IT/DevOps Operations Product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in buying the toolset that the Company provides.

Status as of June 2019: The Company might not raise enough funds to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were expected recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in existing investments in the company being worth less because of the terms of future investment rounds.

Update as of June 2019: We have minimal operating capital and, even if we raise more funds in our current round, for the foreseeable future we will be dependent upon our ability to finance our operations from the sale of additional equity or other financing alternatives. We have a history of accumulated deficits that may continue into the foreseeable future. Startups often depend on raising several rounds of additional capital until they're profitable. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources, so the failure to raise sufficient operating capital could put your investment dollars at significant risk.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. smartQED's user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

Increased IT security threats and more sophisticated cyber crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems. The trend toward public notifications of such incidents could exacerbate the harm to our business operations or financial condition.

The Company's revenue model may be impaired or change. The Company's success depends mainly on its ability to receive revenue as earnings from Software Licensing and our SaaS product. The company may generate but retain some or all of the earnings for growth and development of its business and accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

The Company has made certain assumptions about the IT Operations marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, and changes in enterprise buying habits. In order to mitigate this risk, the Company has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. The company diligently researches publicly-available information and initiatives of competitors, changes in the marketplace and changes in user preferences. We pride ourselves on being innovative and ahead of the curve whenever possible.

We do not plan to pay dividends to our shareholders in the near future and there is no guarantee the company will ever receive any profit from its operations so as to be able to declare and pay dividends to its shareholders.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.
To protect our rights in our products and technology, we rely on a combination of copyright, patent and trademark laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened. Effectively policing the unauthorized use of our products and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our products or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to the company's founding team, the future of the company may be compromised. The Company currently does not carry key person life insurance, however, the Company plans to secure key person life insurance when such coverage is deemed financially prudent. Also, the Company's future success may further depend on the Company's ability to attract and retain additional key personnel and third party contractual relationships. If the Company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

We will need to amend the Certificate of Incorporation to authorize the creation and issuance of Preferred Stock.

We rely heavily on our customers and could lose some of our customers, which could be detrimental to our company. We will also have to continue to attract new customers to ensure growth.

As of June 2019, we have issued $277,000 worth of convertible notes to a related party, Julie Basu, a Director. Some of these have reached maturity date but have not yet converted and the purchaser can demand payment at any time.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	8,520,500	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,411,760

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	07/19/16
Amount	$25,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	07/19/17

Convertible Note

Issue date	10/04/16
Amount	$25,000.00
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	11/04/17

Convertible Note

Issue date 12/02/16
Amount $25,000.00
Interest rate 4.0% per annum
Discount rate 0.0%
Uncapped Note Yes
Maturity date 12/02/17

Convertible Note

Issue date 03/01/17
Amount $75,000.00
Interest rate 4.0% per annum
Discount rate 0.0%
Uncapped Note Yes
Maturity date 03/01/18

Convertible Note

Issue date 11/10/17
Amount $50,000.00
Interest rate 4.0% per annum
Discount rate 0.0%
Uncapped Note Yes
Maturity date 11/10/18

Convertible Note

Issue date 07/30/18
Amount $15,000.00
Interest rate 4.0% per annum
Discount rate 15.0%
Valuation cap $5,000,000.00
Maturity date 07/30/19

Convertible Note

Issue date 12/21/18
Amount $20,000.00
Interest rate 4.0% per annum
Discount rate 0.0%
Uncapped Note Yes
Maturity date 12/21/19

Convertible Note

Issue date 12/31/18
Amount $25,000.00
Interest rate 4.0% per annum
Discount rate 15.0%
Valuation cap $5,000,000.00
Maturity date 12/31/19

Convertible Note

Issue date 06/27/19
Amount $57,000.00
Interest rate 4.0% per annum
Discount rate 0.0%
Uncapped Note Yes
Maturity date 06/27/20

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
9/2016	Section 4(a)(2)	Common stock	$900	General operations
10/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$25,000	General operations
3/2017	Section 4(a)(2)	Convertible Note	$75,000	General operations
11/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations
7/2018	Section 4(a)(2)	Convertible Note	$15,000	General operations
8/2018	Regulation Crowdfunding	SAFE	$70,954	General operations
12/2018	Section 4(a)(2)	Convertible Note	$20,000	General operations
12/2018	Section 4(a)(2)	Convertible Note	$25,000	General operations
3/2019	Section 4(a)(2)	Common stock	$1,583	General operations
6/2019	Section 4(a)(2)	Convertible Note	$57,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Julie Basu
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	07/19/16
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	07/19/17
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$57,000.00
Transaction type	Convertible note
Issue date	06/27/19
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	06/27/20
Uncapped note	Yes
Relationship	Founder & CEO

Name	Julie Basu
Amount Invested	$50,000.00
Transaction type	Convertible note
Issue date	11/08/17
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	11/10/18
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$75,000.00
Transaction type	Convertible note
Issue date	03/01/17
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	03/01/18
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	12/02/16
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	12/02/17
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	10/04/16
Interest rate	4.0% per annum
Discount rate	0.0%
Uncapped note	Yes
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$20,000.00
Transaction type	Convertible note
Issue date	12/21/18
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	12/21/19
Uncapped note	Yes
Relationship	Founder & CEO

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Earlier statement filed on Feb 2018 before doing CF round: You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Update as of June 2019 after completion of CF round : The Risk Factors essentially remain the same.

Overview

smartQED is an AI-driven intelligent workbench to expedite problem-solving for IT Ops/DevOps teams & data centers. We analyze information from both private and crowd-sourced sources to recommend likely causes and solutions. We enable collaborative investigations through self-learning visual tools for systematic Cause Analysis, making it easy for teams to jointly resolve problems while learning from user actions. smartQED greatly reduces the time taken to resolve complex issues.

Our vision is to become the one-stop shop for DevOps & IT problem resolution. Whether it is a mission-critical problem with major business impact or a minor issue that keeps getting pushed to the back burner, smartQED would be able to guide its users to a solution quickly, like a virtual expert "IT doctor." Businesses today face enormous revenue loss and reputational damage due to IT service outages, and we want to help alleviate these pains.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

smartQED, Inc. was incorporated in the State of Delaware in April 2016.

Since then, we have:

- Closed first revenue from paid pilot with global telecom company

·- Completed the pilot which was a success, and now are in the process of signing a contract for go-live to 150+ users

· - Built & released a Beta Product that is being used for customer pilots.

· - Released production version of smartQED's collaborative cause analysis workspace, which is being used for Go-Live with global telecom company

- Met with a wide range of customers to identify specific use cases.

·- Built a world-class team of expert engineers, advisors & business leaders.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended March 31, 2019, the Company had revenues of $0 compared to the year ended March 31, 2018, when the Company had revenues of $15,000. Our gross margin was - % in fiscal year 2019 (as no revenues), compared to 100.0% in 2018.
- *Assets.* As of March 31, 2019, the Company had total assets of $7,683, including $7,683 in cash. As of March 31, 2018, the Company had $3,096 in total assets, including $3,096 in cash.
- *Net Loss.* The Company has had net losses of $151,015 and net losses of $114,958 for the fiscal years ended March 31, 2019 and March 31, 2018, respectively.
- *Liabilities.* The Company's liabilities totaled $340,996 for the fiscal year ended March 31, 2019 and $200,492.40 for the fiscal year ended March 31, 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $2,483 in equity and $387,954 in convertibles including $70,954 raised through the crowd-funding round.

Earlier statement filed on Feb 2018 before doing CF round: We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Update since completion of CF round : We are aiming to raise additional funding as of June 2019.

Runway & Short/Mid Term Expenses

smartQED, Inc. cash in hand is $1,200, as of June 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $13,000/month, for an average burn rate of $13,000 per month. Our intent is to be profitable in 24 months.

There are no material changes or trends in our finances or operations that have occurred since the date that the financials cover.

As of June 2019, we are raising a seed round of $1.5M. If we are able to complete the raise, our burn rate will increase to between $80K-100K per month. If we are unable to complete the $1.5M raise, then we will continue with the majority of our employees as part time and we will continue to be funded by founder's capital along with some minority investments from friends and family and angels. In this case, burn will be the same range as it is currently.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Julie Basu, certify that:

(1) the financial statements of smartQED, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of smartQED, Inc. included in this Form reflects accurately the information reported on the tax return for smartQED, Inc. filed for the fiscal year ended 2017.

Julie Basu
Technology Business Executive

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.smartqed.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES



SMARTQED, INC.

2018-19 Report

Dear investors,

We would like to thank all our investors for your belief in smartQED. Our company is gaining traction, although slowly than we had hoped & anticipated. We are currently in sales discussions with some of the largest IT Service providers in the world for pilots and channel partnerships. Additionally, we are also in pilot discussions with some mid-size companies located in Silicon Valley, through our network. This year, we are targeting to get additional customer traction and raise our 1.5M seed round, to take our company to the next level.

We need your help!

We would most appreciate introductions to investors and customers. We are currently raising a seed round of 1.5M and welcome any introductions. We are currently targeting companies that are ServiceNow or Splunk customers, particularly those that may have a hybrid cloud infrastructure within their premises. These typically include SaaS Technology Business, Financial Services companies like commercial banks and most fortune 500 Companies.

Sincerely,

Julie Basu
CEO and Head of R&D

Rishi Mukhopadhyay
COO and Head of Product

Our Mission

Our vision is to become the one-stop shop for DevOps & IT problem resolution. Whether it is a mission-critical problem with major business impact or a minor issue that keeps getting pushed to the back burner, smartQED would be able to guide its users to a solution quickly, like a virtual expert "IT doctor." Businesses today face enormous revenue loss and reputational damage due to IT service outages, and we want to help alleviate these pains.

See our full profile

How did we do this year?

Report Card

B+

The Good

Our beta customer is now going live, the pilot has succeeded and the customer has verbally agreed to a channel partnership.

The smartQED product has significantly improved and has reached a point of enterprise robustness.

We have built a strong pipeline of potential customers, and will soon do a public beta lunch.

The Bad

We did not hit our fundraising targets, and are still looking for outside investment.

Length of enterprise sales cycles were a challenge, we hoped to close more customers than we did.

As we were limited by budget, we couldn't hire more people in Silicon Valley which we wanted to.

2018-19 At a Glance

Fiscal Year Ends March 17

$0 [100%]
Revenue

-$151,015
Net Loss

$5,752 +15X
Short Term Debt

$130,954
Raised in 2017

$1,200
Cash on Hand
As of 06/28/19

Management's Discussion and Analysis of Financial Condition and Results of Operations

Earlier statement filed on Feb 2018 before doing CF round: You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Update as of June 2019 after completion of CF round : The Risk Factors essentially remain the same.

Overview

smartQED is an AI-driven intelligent workbench to expedite problem-solving for IT Ops/DevOps teams & data centers. We analyze information from both private and crowd-sourced sources to recommend likely causes and solutions. We enable collaborative investigations through self-learning visual tools for systematic Cause Analysis, making it easy for teams to jointly resolve problems while learning from user actions. smartQED greatly reduces the time taken to resolve complex issues.

Our vision is to become the one-stop shop for DevOps & IT problem resolution. Whether it is a mission-critical problem with major business impact or a minor issue that keeps getting pushed to the back burner, smartQED would be able to guide its users to a solution quickly, like a virtual expert "IT doctor." Businesses today face enormous revenue loss and reputational damage due to IT service outages, and we want to help alleviate these pains.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

smartQED, Inc. was incorporated in the State of Delaware in April 2016.

Since then, we have:

- Closed first revenue from paid pilot with global telecom company

·- Completed the pilot which was a success, and now are in the process of signing a contract for go-live to 150+ users

· - Built & released a Beta Product that is being used for customer pilots.

· - Released production version of smartQED's collaborative cause analysis workspace, which is being used for Go-Live with global telecom company

- Met with a wide range of customers to identify specific use cases.

·- Built a world-class team of expert engineers, advisors & business leaders.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended March 31, 2019, the Company had revenues of $0 compared to the year ended March 31, 2018, when the Company had revenues of $15,000. Our gross margin was - % in fiscal year 2019 (as no revenues), compared to 100.0% in 2018.
- *Assets.* As of March 31, 2019, the Company had total assets of $7,683, including $7,683 in cash. As of March 31, 2018, the Company had $3,096 in total assets, including $3,096 in cash.
- *Net Loss.* The Company has had net losses of $151,015 and net losses of $114,958 for the fiscal years ended March 31, 2019 and March 31, 2018, respectively.
- *Liabilities.* The Company's liabilities totaled $340,996 for the fiscal year ended March 31, 2019 and $200,492.40 for the fiscal year ended March 31, 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $2,483 in equity and $387,954 in convertibles including $70,954 raised through the crowd-funding round.

Earlier statement filed on Feb 2018 before doing CF round: We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Update since completion of CF round : We are aiming to raise additional funding as of June 2019.

Runway & Short/Mid Term Expenses

smartQED, Inc. cash in hand is $1,200, as of June 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $13,000/month, for an average burn rate of $13,000 per month. Our intent is to be profitable in 24 months.

There are no material changes or trends in our finances or operations that have occurred since the date that the financials cover.

As of June 2019, we are raising a seed round of $1.5M. If we are able to complete the raise, our burn rate will increase to between $80K-100K per month. If we are unable to complete the $1.5M raise, then we will continue with the majority of our employees as part time and we will continue to be funded by founder's capital along with some minority investments from friends and family and angels. In this case, burn will be the same range as it is currently.

Net Margin: -Inf%

Gross Margin: NaN%

Return on Assets: -1,966%

Earnings per Share: -$18,876.88

Revenue per Employee: $0

Cash to Assets: 100%

Revenue to Receivables: ~

Debt Ratio: 4,438%

2018_ProfitandLoss.pdf

2018_BalanceSheet.pdf

2017_Profit_and_Loss_Stmt_-_SmartQED__1_.pdf

2017_Balance_Sheet_-_SmartQED.pdf

smartQED_Financials-watermark.pdf

We ❤ Our
124 Investors

Thank You For Believing In Us

Herbert Pagan
Darren Smalley
Chin Sin Yeo
Jesdakorn Samittiauttak...
Sam Simonovich
Andre Harrell
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Sidikou Parfait Degosse ...
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Ty Ternet
Paola Antonieta Carvajal...
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Capt'n Bex
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Tipyada Sricharoen
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Lance Von Stade
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Arthur Wayne Faulkner
Garrison Adomian
Tanya Schwindt
Tushar Mehta
Andrea Mravcova
Indrani Chaudhuri
Bruce Patrick
Steve Brady
Rupa Dachere
Rob Miller
Ranjita Sengupta
Terry G Gallagher
Debashis Roy Chowdhury
John Bauman
Satya P MENDIRATTA
Scott Grossman
Baliram Patiram
Gerald Rhoades
Robert Reser
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Kevin Schwindt
Curtis Callaway
Mick Hall
Simon Skowronski
Rene Driessel
Ovijit Chaudhuri
Asher Weiss
Louis Casimir-Cohn
Sameer Sikri

June Mukherjee
Rishi Mukhopadhyay
Greg Estep
Rajasekhar Yakkali
Steve Brady
Charles Tuggle
Woohyung Park
Michael DeLaMater
Scott Preston
Tanya Taylor-Thornhill
Midhat Qidwai
Tan Quan Nguyen
Randall J Gordon
H. Wyatt Hanna, III
Alan Tabor
Lester M Bindiger
Jacobson Schwager
Christian Phillips
Roshan Joshi
Brad Hostetter
Andrea Johanna Hensler
Christopher Isak
Hari Regupathy
Kenneth DePaul
Rob Burke
Francisco Sauceda Jr
Michael Schenk
Rogelio Perusquia
Allen Erickson
Krishna Komaragiri
Phuc Pham
Kaushik Bekkem

Thank You!

From the smartQED, Inc. Team



Julie Basu
CEO and Head of R&D



Rishi Mukhopadhyay
COO and Head of Product



Terry Gallagher

VP of Customer Solutions

(Part-Time)



Lauren Washington

Lead Data Scientist & ML Developer

(Part-Time)



Bonnie Chowdhury

Director of Engineering

(Part-Time)



Sapna Talreja

Full Stack Developer & Customer Support Engineer

(Part-Time)



June Mukherjee

Sr. QA Analyst & Technical Documentation

(Part-Time)

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Julie Basu	Technology Business Executive @ smartQED, Inc.	2016
Rishi Mukhopadhyay	Technology Operations & Business Development @ smartQED, Inc.	2016

Officers

OFFICER	TITLE	JOINED
Julie Basu	Head of R&D	2016
Rishi Mukhopadhyay	COO, Head of Product	2016

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Rishi Mukhopadhyay	2,000,000 Common Stock	20.1%
Julie Basu	6,000,000 Common Stock	60.4%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
07/2016	$25,000		Section 4(a)(2)
10/2016	$25,000		Section 4(a)(2)
12/2016	$25,000		Section 4(a)(2)
03/2017	$75,000		Section 4(a)(2)
11/2017	$50,000		Section 4(a)(2)
09/2016	$900	Common Stock	Section 4(a)(2)
07/2018	$15,000		Section 4(a)(2)
12/2018	$25,000		Section 4(a)(2)
12/2018	$20,000		Section 4(a)(2)
06/2019	$57,000		Section 4(a)(2)
03/2019	$1,583	Common Stock	Section 4(a)(2)

The use of proceeds is to fund general operations.

Convertible Notes Outstanding

ISSUED	AMOUNT	INTEREST	DISCOUNT	VALUATION CAP	MATURITY
07/19/2016	$25,000	4.0%	0.0%	None	07/19/2017
10/04/2016	$25,000	4.0%	0.0%	None	11/04/2017
12/02/2016	$25,000	4.0%	0.0%	None	12/02/2017
03/01/2017	$75,000	4.0%	0.0%	None	03/01/2018
11/10/2017	$50,000	4.0%	0.0%	None	11/10/2018
07/30/2018	$15,000	4.0%	15.0%	$5,000,000	07/30/2019
12/21/2018	$20,000	4.0%	0.0%	None	12/21/2019
12/31/2018	$25,000	4.0%	15.0%	$5,000,000	12/31/2019
06/27/2019	$57,000	4.0%	0.0%	None	06/27/2020

Outstanding Debts

None.

Related Party Transactions

Name	Julie Basu
Amount Invested	$25,000
Transaction type	Convertible Note
Issued	07/19/2016
Interest	4.0 per annum
Discount rate	0.0
Maturity	07/19/2017
Valuation cap	None
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$57,000
Transaction type	Convertible Note
Issued	06/27/2019
Interest	4.0 per annum
Discount rate	0.0
Maturity	06/27/2020
Valuation cap	None
Relationship	Founder & CEO

Name	Julie Basu
Amount Invested	$50,000
Transaction type	Convertible Note
Issued	11/08/2017
Interest	4.0 per annum
Discount rate	0.0
Maturity	11/10/2018
Valuation cap	None
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$75,000
Transaction type	Convertible Note
Issued	03/01/2017
Interest	4.0 per annum
Discount rate	0.0
Maturity	03/01/2018
Valuation cap	None
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$25,000
Transaction type	Convertible Note
Issued	12/02/2016
Interest	4.0 per annum
Discount rate	0.0
Maturity	12/02/2017
Valuation cap	None
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$25,000
Transaction type	Convertible Note
Issued	10/04/2016
Interest	4.0 per annum
Discount rate	0.0
Valuation cap	None
Relationship	CEO & Director

Name	Julie Basu
Amount Invested	$20,000
Transaction type	Convertible Note
Issued	12/21/2018
Interest	4.0 per annum
Discount rate	0.0
Maturity	12/21/2019
Valuation cap	None
Relationship	Founder & CEO

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	10,000,000	8,520,500	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	1,411,760

Risks

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs. To protect our rights in our products and technology, we rely on a combination of copyright, patent and trademark laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened. Effectively policing the unauthorized use of our products and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our products or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others' proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We do not plan to pay dividends to our shareholders in the near future and there is no guarantee the company will ever receive any profit from its operations so as to be able to declare and pay dividends to its shareholders.

The Company has made certain assumptions about the IT Operations marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in technology, new feature introductions by competitors, and changes in enterprise buying habits. In order to mitigate this risk, the Company has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. The company diligently researches publicly-available information and initiatives of competitors, changes in the marketplace and changes in user preferences. We pride ourselves on being innovative and ahead of the curve whenever possible.

Update as of June 2019: We have minimal operating capital and, even if we raise more funds in our current round, for the foreseeable future we will be dependent upon our ability to finance our operations from the sale of additional equity or other financing alternatives. We have a history of accumulated deficits that may continue into the foreseeable future. Startups often depend on raising several rounds of additional capital until they're profitable. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources, so the failure to raise sufficient operating capital could put your investment dollars at significant risk.

Status as of June 2019: The Company might not raise enough funds to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were expected recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make successful offering(s) in the future, the terms of that offering might result in existing investments in the company being worth less because of the terms of future investment rounds.

As of June 2019, we have issued $277,000 worth of convertible notes to a related party, Julie Basu, a Director. Some of these have reached maturity date but have not yet converted and the purchaser can demand payment at any time.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We rely heavily on our customers and could lose some of our customers, which could be detrimental to our company. We will also have to continue to attract new customers to ensure growth.

We will need to amend the Certificate of Incorporation to authorize the creation and issuance of Preferred Stock.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. smartQED's user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

The Company is an early stage company incorporated on April 13, 2016. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to conduct product development, and our need to expand our sales and support organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, and competition. The Company believes that the estimates prepared by them for capital needs for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to the company's founding team, the future of the company may be compromised. The Company currently does not carry key person life insurance, however, the Company plans to secure key person life insurance when such coverage is deemed financially prudent. Also, the Company's future success may further depend on the Company's ability to attract and retain additional key personnel and third party contractual relationships. If the Company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

The Company's revenue model may be impaired or change. The Company's success depends mainly on its ability to receive revenue as earnings from Software Licensing and our SaaS product. The company may generate but retain some or all of the earnings for growth and development of its business and accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

Increased IT security threats and more sophisticated cyber crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems. The trend toward public notifications of such incidents could exacerbate the harm to our business operations or financial condition.

Although a team of experienced entrepreneurs leads the company, none of them have ever been involved in bringing an IT/DevOps Operations Product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in buying the toolset that the Company provides.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;

- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

smartQED, Inc.

- Delaware Corporation
- Organized April 2016
- 3 employees

421 37th Ave
San Mateo CA 94403

http://www.smartqed.com

Business Description

Refer to the smartQED, Inc. profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

smartQED, Inc. has previously not complied with the reporting requirements under Rule 202 of Regulation Crowdfunding.

It does not appear that a 2018 report was filed.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

Say Hello

Questions? Ideas? Love Letters?

Say something nice....

SUBMIT COMMENT


You're pretty neat.

You're the first one here!
Early people don't usually get a prize, so here's a love letter from us.



Julie Basu, PhD

Founder, CEO & Head of R&D at smartQED

smartQED • Stanford University

San Francisco Bay Area • 430

InMail ···

- Innovative out-of-the-box thinker and effective leader with strong product vision & execution as well as deep technical knowledge and insight

- Proven record in jump-starting, managing and successfully delivering leading-edge Enterprise software products, starting with defining the vision & designing features, project planning, hiring of top talent, hands-on leadership and timely release of quality code under tight deadlines to thousands of Enterprise clients

- Excellent analytical and communication skills

- Co-inventor of 5 patents awarded by USPTO

- Co-Author of 2 books and many technical articles, with several well-received presentations at JavaOne, OracleWorld, VLDB and other conferences. 300+ citations to doctoral dissertation & technical papers on database caching at Stanford University, contributor to ANSI SQLJ standard (Embedded SQL for Java) and Java Community Standards.

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Experience

Founder, CEO & Head of R&D
smartQED
Apr 2016 – Present • 1 yr 11 mos
San Mateo, CA

Building an innovative product to accelerate the resolution of IT issues using AI & Machine Learning. smartQED greatly reduces the time to resolve complex IT problems through automation, in-context collaboration, and self-learning 'smart' visual tools.

Media (1)


Resolution

smartQED

Co-founder, CTO & Head of Engineering
Stealth-mode Startup
Oct 2013 – Apr 2015 • 1 yr 7 mos
San Francisco Bay Area

Board Member & Volunteer
Shadhika Foundation
2004 – 2012 • 8 yrs
Palo Alto, CA

Non-profit organization to empower under-privileged women and children in India.

Director, Software Development & Architecture
Oracle
Feb 2007 – Jan 2010 • 3 yrs

Responsible for the entire design, development & delivery of the Ajax / XML based Zimbra Web client connector for Oracle Beehive Collaboration Suite - the product was successfully deployed at Oracle to ~100K enterprise users.
- Senior managers and architects as direct reports
- Managed 20+ person development team including onshore employees & offshore contractors.

Technology Evangelist
Oracle Corporation
Dec 2004 – Feb 2007 • 2 yrs 3 mos

- Managed a team of architects for the first release of the Oracle Beehive Collaboration Suite
- Organized & led technical meetings and info sessions

Senior Development Manager, Java Products Group
Oracle
Sep 2001 – Nov 2004 • 3 yrs 3 mos

Managed the development of Oracle JSP and Mid-Tier XML

Development Manager, Java Products Group
Oracle
Jun 1998 – Aug 2001 • 3 yrs 3 mos

Managed the development of SQLJ (embedded SQL in Java) and Oracle JavaServer Pages (JSP)

Member of Technical Staff (Principal, Senior, Junior), Server Technologies
Oracle
Oct 1992 – May 1998 • 5 yrs 8 mos

Project Lead for SQLJ design and implementation,SQLJ standardization for ANSI
Various design and implementation projects involving Oracle Pro*C and Oracle 8 Objects

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Education

Stanford University
PhD, Computer Science with Database specialization
1998

Dissertation: Associative Caching in Client-Server Databases
Thesis Committee: Profs. Arthur Keller, Gio Wiederhold, Hector Garcia-Molina, Jeffrey Ullman

Proposed and investigated a new 'predicate caching' scheme for client-server DBs
http://infolab.stanford.edu/~basu/thesis.html

Papers published in the Third International Conference on Parallel and Distributed Information Systems, September 1994 and in The VLDB Journal, 1996.

Media (2)

Julie Basu's Dissertation

A predicate-based caching scheme for client-server database architectures - Springer

Stanford University
Master of Science (MS), Computer Science with AI emphasis
1989

Indian Institute of Science
Master of Engineering, School of Automation

Featured Skills & Endorsements

Oracle · 16 — **Meikel Poess and 15 connections** have given endorsements for this skill

Software Develop... · 14
- Endorsed by **Meikel Poess and 1 other who is highly skilled at this**
- Endorsed by **6 of Julie's colleagues at Oracle**

Databases · 12
- Endorsed by **Alok Srivastava and 2 others who are highly skilled at this**
- Endorsed by **6 of Julie's colleagues at Oracle**

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Recommendations

Received (0) Given (1)

Prateek Kulkarni
Full stack Web and Bigdata developer
August 1, 2016, Julie managed Prateek directly

Prateek is a highly skilled and innovative engineer who is committed, sincere and hardworking. He has a very strong technical foundation and is aware of all the latest technologies. In our project he had to learn 5 different software products that were new to him. Every time he mastered the concepts quickly, learnt about the details without any guidance whatsoever, and successfully used / integrated the products. He helped our project tremendously with his creative and practical suggestions. Without doubt, Prateek is one of the top engineers that I have worked with, his keen insight into complex issues is truly an asset. In addition to his technical skills, Prateek is always helpful and easy to work with.

Accomplishments

7 Publications

Information Integration Within the Enterprise Using XML • Parsing XML Efficiently • Developing Web Applications with Oracle JavaServer Pages • JavaServer Pages • Succeeding with Object Databases • Oracle 8i Java Component Programming with EJB, CORBA, and JSP • A Predicate-based Caching Scheme for Client-Server Database Architectures

5 Patents

Schema annotations for cache management • Method and software for processing server pages • Schema annotations for managing cached document fragments • Multithreaded client application storing a separate context for each transaction thus allowing threads to resume transactions started by other client threads • Method for processing host language source code containing embedded database language statements

4 Languages

Bengali • English • German • Hindi

1 Project

smartQED

Interests

A STARTUP SPECIALISTS GROUP...
338,251 members



Sramana Mitra
Founder and CEO of One Million by On...
347,429 followers

Stanford University
483,140 followers

ITIL& ITSM Best Practice
23,343 members

smartQED
16 followers

Spike Ventures (formerly The Far...
1,077 followers

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Rishi Mukhopadhyay

COO & Head of Product at smartQED

smartQED • University of Southern California

San Francisco Bay Area • 500+

InMail ···

Overview

Interested in working with revolutionary technology companies.

Worked previously as a venture analyst in analyzing market and financial potential of early-mid stage technology startups, along with providing operational assistance to portfolio companies. Prior experience also includes financial management as well as strategic advisory in the semiconductor fabrication field.

I enjoy working in hybrid technology and business development roles.

Expertise:
Technology Startup Financial Planning & Corporate Development
Venture Capital
Entrepreneurship
Software
Semiconductor Fabrication
Currency Investments

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Rishi's Activity

1,100 followers

+ Follow

First Republic: Market Update
Rishi liked



Slab raises $2.2M to build tools for an internal employee information
Rishi liked



Catch our Chief Product Officer Jeetu Patel on the Mobile First
Rishi liked



Women in Open Source
Rishi commented



Women in Open Source
Rishi liked



Thrilled and honored that Ken Chenault (fmr Amex CEO) is joining
Rishi liked

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Experience

Co-Founder, COO & Head of Product
smartQED
May 2016 – Present • 1 yr 10 mos

We accelerate incident response for DevOps & IT Operations Teams.

Handling all aspects of operations, BD, product & strategy.

VP Corporate Development
FarmX
Dec 2015 – May 2016 • 6 mos
Santa Clara

Business Development Advisor
FarmX
Sep 2015 – Dec 2015 • 4 mos

Business Analyst
Indusage Partners
Sep 2014 – Dec 2015 • 1 yr 4 mos

Developer/ Business Analyst
Stealth Mode Startup
May 2014 – Sep 2014 • 5 mos

Co Portfolio Manager
ClearPeak FX Fund, LP
Jan 2013 – May 2014 • 1 yr 5 mos

Develop and implement short term semi automated foreign exchange trading strategies.

Manage currency risk in the portfolio.

Founder, Managing Director
ClearPeak Capital Management
Sep 2012 – May 2014 • 1 yr 9 mos

Liaison between prime brokers and legal council to set up company infrastructure and adhere to compliance guidelines.

Manage currency portfolio using a mixture of manual trading and semi-automated computerized strategies.

Summer Intern
Indusage Advisors Limited
Jun 2013 – Sep 2013 • 4 mos

Working under fund manager Sriram Viswanathan on analysis of semiconductor industry trends to provide advise to a large semiconductor fabrication company.

Identifying innovative technology startups for potential investment opportunities.

Summer Intern
Socialtext
Jun 2011 – Aug 2011 • 3 mos

Managing creation and integration of an online E-Store with current infrastructure as well as business applications(Salesforce and Marketo)

Salesforce.com and Marketo administration

Working with Marketing team to create effective customer flows for E-Store experience.

Consultant
Swaaj
Jun 2011 – Aug 2011 • 3 mos

Worked on planning and creation of a company website.

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Education

University of Southern California
B.S, Computer Science/Business Administration
2010 – 2014
Activities and Societies: Vice President- National Organization of Business and Engineering USC Chapter. http://www.nobenational.org/usc/officers/

Amador Valley High School

Featured Skills & Endorsements

Venture Capital · 14 — **Marlon D. B. and 13 connections** have given endorsements for this skill

Hedge Funds · 21 — **Marlon D. B. and 20 connections** have given endorsements for this skill

Start-ups · 23 — Endorsed by **George Will, who is highly skilled at this**

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Recommendations

Received (1) Given (2)

Britta Meyer
Chief Marketing Officer (CMO)
February 13, 2012, Britta was senior to Rishi but didn't manage directly

I have always been a big fan of Rishi. The combination of his technical skill set and his business acumen make him a very impactful resource in a start-up environment. The company definitely benefited from his enthusiasm, energy, and desire to make something happen. I have no doubt Rishi has a fantastic career ahead of him.

Accomplishments

9 **Courses**
Business Statistics • Data Structures • Finance • Intro to Accounting • Intro to Programming • Marketing • Object Oriented Programming • Organizational Behavior • Web Development

1 **Language**
Bengali

Interests

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Hedge Fund Professionals World...
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Fenox Venture Capital
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TechCrunch
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Splunk User Group
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